Exhibit 10.2

PROVIGIL SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (“Agreement”) is entered into effective this 1st day of February, 2006, by and between CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania, and BARR LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey.

WHEREAS, Cephalon is the owner by assignment of all right and title in U.S. Reissue Patent No. RE37,516 (“the RE ‘516 Patent”), issued by the United States Patent and Trademark Office on January 15, 2002 and expiring on October 6, 2014.

WHEREAS, Provigil, which is covered by claims of the RE ‘516 Patent, is the commercial formulation of modafinil developed, manufactured and sold by Cephalon pursuant to FDA approval of Cephalon’s NDA 20-717.

WHEREAS, by letter dated February 20, 2003, Barr notified Cephalon that Barr had submitted ANDA No. 76-597 to the FDA under Section 505(j) of the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 355(j)), seeking approval to engage in the commercial manufacture, use, and sale of tablets containing 100 mg and 200 mg of modafinil, a generic version of Provigil tablets, before the expiration date of the RE ‘516 Patent, and certifying that the RE ‘516 Patent is invalid, unenforceable, or not infringed by Barr’s generic product.

WHEREAS, Cephalon timely filed suit against Barr and three other companies that had also filed Paragraph IV ANDAs concerning Provigil in an action captioned Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), in the United States

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

District Court for the District of New Jersey, seeking, among other things, a declaration that Barr’s making, using, offering to sell, selling, or importing Barr ANDA Modafinil Tablets would infringe the RE ‘516 Patent, an order providing that the effective date of any approval of Barr’s ANDA No. 76-597 shall be a date which is not earlier than the date of the expiration of the RE ‘516 Patent; and an order permanently enjoining Barr from making, using, offering to sell, selling, or importing tablets as described in Barr’s ANDA No. 76-597 until after the date of the expiration of the RE ‘516 Patent.

WHEREAS, Barr answered Cephalon’s complaint by denying infringement, by asserting an affirmative defense that incorporated by reference Barr’s co-defendants’ allegations that the RE ‘516 patent is invalid and unenforceable, and by filing a counterclaim seeking declaratory judgment of noninfringement.

WHEREAS, Cephalon and Barr have taken discovery, but no partial or final judgment has entered as to any issue in dispute.

WHEREAS, to avoid the time and expense of further litigation, and in compromise of the disputed claims set forth above, the parties now desire to resolve their disputes by settlement.

WHEREAS, Cephalon desires to purchase and license from Barr, and Barr is willing to sell and license to Cephalon on the terms and conditions set forth herein, certain intellectual property rights owned by Barr.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein set forth, the receipt and sufficiency of which consideration is hereby acknowledged, the parties agree as follows:

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.                                      DEFINITIONS

1.1                                 “Action” shall mean Cephalon, Inc. v. Mylan Pharmaceuticals Inc., et al., Civil Action No. 03-CV-1394 (JCL), pending in the United States District Court for the District of New Jersey.

1.2                                 “Affiliate” shall mean any corporation, partnership, joint venture or firm which controls, is controlled by or under common control with a specified person or entity. For purposes of this definition, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policy decisions of such non-corporate entities.

1.3                                 “[**] Application” shall mean [**].

1.4                                 “Barr” shall mean BARR LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns (including without limitation any assignee of the Barr Modafinil ANDA); its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.5                                 “Barr ANDA Modafinil Product” shall mean [**].

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.6                                 “Barr Modafinil ANDA” shall mean ANDA No. 76-597.

1.7                                 “Cephalon” shall mean CEPHALON, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 41 Moores Road, Frazer, Pennsylvania, and its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups, and the respective directors, officers, employees, agents and representatives, successors, and assigns of each.

1.8                                 “Effective Date” shall mean the date first written above.

1.9                                 “Intellectual Property Rights” shall mean any and all United States and foreign patent applications, including, without limitation, all provisional applications, continuations, continuations-in-part (but not continuations-in-part claiming patentably distinct subject matter) and divisionals, and any and all Letters Patent, whether United States or foreign, that are or may be granted therefrom, including, without limitation, all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, validations, supplementary protection certificates and patents of addition, and the underlying inventions described therein.

1.10                           “Listed Patents” shall mean [**].

1.11                           “Modafinil License and Supply Agreement” shall mean the Modafinil License and Supply Agreement attached hereto as Exhibit A.

1.12                           “Patent In Suit” shall mean the RE ‘516 Patent.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.13                           “Provigil” means the commercial formulation of modafinil developed, manufactured and, as of the date of this Agreement, sold by Cephalon pursuant to FDA approval of Cephalon’s NDA 20-717.

1.14                           “Subject Modafinil Product” shall mean [**].

2.                                      EFFECTIVENESS

2.1                                 This Agreement shall become effective on the Effective Date.

3.                                      OBLIGATIONS OF THE PARTIES

3.1                                 Barr agrees that it will not challenge the validity or the enforceability of the Patent in Suit. Barr agrees that the Patent in Suit would be infringed by making, using, offering to sell, or selling Barr ANDA Modafinil Product by Barr and/or its Affiliates within the United States, or by importing or causing to be imported any Barr ANDA Modafinil Product by Barr and/or its Affiliates into the United States, without a license to do so. Barr agrees that the Patent in Suit would be infringed by actively inducing any other entity to make, use, offer to sell, or sell Barr ANDA Modafinil Product within the United States, or to import or cause to be imported any Barr ANDA Modafinil Product into the United States, without a license to do so. Barr and its Affiliates shall make no representation or assertion to the contrary in any forum or context at any time.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.2                                 Barr agrees that it will not sell Subject Modafinil Product in the United States prior to the effective date of the license granted by Cephalon to Barr pursuant to the terms of the Modafinil License and Supply Agreement.

3.3                                 On [**], Cephalon shall make a [**] payment to Barr of [**], in recognition of the savings inuring to Cephalon in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Action against Barr.

3.4                                 Transfers of Intellectual Property

(a)                                  Barr hereby sells and assigns to Cephalon its entire right, title, and interest throughout the world in and to the [**] Application and the inventions claimed therein. Barr also hereby grants to Cephalon and its Affiliates a non-exclusive, non-royalty-bearing, world-wide license (including the right to sublicense) to all Intellectual Property Rights owned or controlled by Barr that are related to the [**] Application and necessary to permit Cephalon to practice the inventions claimed in the [**] Application (the “[**] Intellectual Property Rights”) to manufacture, have manufactured, develop, formulate, use, sell, offer to sell, and import API and finished pharmaceutical products.

(b)                                 Cephalon hereby grants to Barr and its Affiliates a non-exclusive, non-royalty-bearing, world-wide license to the [**] Application and the inventions claimed therein to manufacture, have manufactured, develop, formulate, use, sell, offer to sell, and import API and finished pharmaceutical products.

(c)                                  In consideration of the sale, assignment and license set forth in Section 3.4(a) above, Cephalon shall make a lump sum payment to Barr in the amount of [**]. This payment

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall be made [**].

(d)                                 Barr represents and warrants that, as of the Effective Date: (i) it owns all right, title, and interest in and to the [**] Application; (ii) it has the right to enter into this agreement with respect to the [**] Intellectual Property Rights; (iii) it has not granted and will not grant during the term of this agreement rights in or to the [**] Intellectual Property Rights that are inconsistent with the rights granted herein; (iv) to Barr’s knowledge, there are no claims of third parties that would call into question the rights of Barr to grant to Cephalon the rights contemplated hereunder; (v) except for the Intellectual Property Rights related to the [**] Application, as of the Effective Date, Barr does not own, control, or have any rights to any patents or patent applications that would dominate any practice of the Intellectual Property Rights related to the [**] Application; and (vi) to Barr’s knowledge, there are no threatened or pending actions, suits, investigations, claims, or proceedings in any way relating to the Intellectual Property Rights related to the [**] Application.

(e)                                  At Cephalon’s request, Barr shall timely execute any and all documents necessary to reflect the sale and assignment set forth in Sections 3.4(a) above, including confirmatory patent assignments.

(f)                                    Cephalon shall have the sole right, but not the obligation, to apply for, prosecute, maintain, renew, extend, abandon, disclaim in whole or in part, or otherwise dispose of, including without limitation the right to prosecute, defend, settle, resolve or otherwise dispose of any patent litigation or any patent interference with any third party’s patent rights, including without limitation any patent rights of Cephalon, whether before the United States Patent and Trademark Office (“PTO”) or any United States court (all of the foregoing, to “Prosecute”), the

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[**] Application and all other Intellectual Property Rights related to the [**] Application, using counsel selected by Cephalon. All reasonable costs and expenses of the Prosecution of the [**] Application and all other Intellectual Property Rights related to the [**] Application (including all governmental filing fees) shall be paid by Cephalon.

3.5                                 Cephalon and Barr have entered into the Modafinil License and Supply Agreement.

3.6                                 Cephalon covenants that it will not sue Barr for infringement under the Listed Patents, or any other patents now owned or subsequently acquired by Cephalon, for any sales by Barr in the United States of a product that is manufactured or sold pursuant to an ANDA for which the reference listed drug is Provigil, provided that any such sales are in accordance with the terms of this Agreement. Barr agrees that it will not challenge the validity or enforceability of the Listed Patents in any context or forum. Cephalon agrees that it will not assert the Listed Patents against Barr in any context or forum, including with regard to any pharmaceutical product, except in the event of a breach by Barr of this Section 3.6 or any provision of Sections 3.1 or 3.2 of this Agreement. Cephalon agrees to provide [**] notice to Barr prior to listing any patent other than [**]

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

4.                                      DISMISSAL

4.1                                 Upon the Effective Date, Cephalon and Barr shall execute and file with the United States District Court for the District of New Jersey a Joint Stipulation for Dismissal, in the form attached hereto as Exhibit B. Each party shall bear its own costs with respect to the settlement of the Action.

4.2                                 Cephalon and Barr waive any right to appeal any order previously entered in the Action.

5.                                      MUTUAL RELEASES

5.1                                 Barr, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Cephalon from and against any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to the Patent In Suit, including, without limitation, any claim for declaratory judgment that the Patent In Suit is invalid, unenforceable, or would not be infringed by any Barr ANDA Modafinil Product, but specifically excluding a breach by Cephalon of its covenants and obligations under this Agreement.

5.2                                 Cephalon, on behalf of itself and its subsidiaries, successors, and assigns, hereby releases, acquits, and forever discharges Barr from any and all claims, demands, liabilities, causes of action, damages, duties, or obligations arising under, concerning, or relating to infringement of the Patent In Suit by the filing of the Barr Modafinil ANDA with a Paragraph IV certification, but specifically excluding a breach by Barr of its covenants and obligations under this Agreement.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.                                      CONFIDENTIALITY

6.1                                 Cephalon and Barr shall continue to be bound by and to comply with the terms of the Stipulated Protective Order previously executed in the Action.

6.2                                 Cephalon and Barr agree that the terms of this Agreement shall remain confidential and shall not be disclosed to third parties except subject to a nondisclosure agreement, and pursuant to business discussions relating to asset sales, mergers, or change of control transactions, or upon order of a court of competent jurisdiction or to the extent required by law or governmental regulation; provided that Cephalon and Barr may issue mutually agreeable press releases and make public statements consistent with the text of those press releases. Cephalon and Barr agree that they will not otherwise publicize the terms and conditions of this Agreement or make any statements or comments to any news media and/or trade publication, or any third person or entity (except as set forth above) regarding the terms and conditions of this Agreement. Information otherwise in the public domain is not subject to the provisions of this Section.

7.                                      INDEMNIFICATION BY CEPHALON

7.1                                 In the event that Barr becomes the subject of a civil complaint, state or federal inquiry, or other governmental proceeding or investigation (“Proceeding”) arising from this Agreement (excluding any action to enforce the terms of this Agreement), Cephalon shall indemnify Barr, its Affiliates and subsidiaries, the officers, directors, and employees of each of them, and Barr’s current supplier of modafinil API, Chemagis Ltd. and its applicable Affiliates, (collectively, the “Barr Indemnitees”), for expenses reasonably and in good faith incurred by or

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

on behalf of the Barr Indemnitees in responding to, or defending against, any such Proceeding (including court costs, reasonable attorneys’ fees, economists’, accountants’, and other experts’ fees, or other related expenses of litigation or other proceedings), provided that Barr has given Cephalon notice of such Proceeding as set forth in Section 7.2 below.

7.2                                 (a)                                  Barr shall provide written notice to Cephalon of any Proceeding for which indemnification will be sought by the Barr Indemnitees within twenty (20) business days of Barr’s receipt of notice of such Proceeding. This notice to Cephalon (“Indemnification Notice”) shall include:  (i) a request for indemnification pursuant to the terms of this Section; (ii) a copy of any informal or formal notice of investigation, summons, subpoena, complaint, or other document relating to such Proceeding with which any of the Barr Indemnitees are served; and (iii) any other documentation and information available to Barr as is reasonably necessary to determine whether and to what extent the Barr Indemnitees are entitled to indemnification under this Section. However, the parties acknowledge and agree that the failure by Barr to provide such notice within the six months after the expiration of the 20-day time period set forth above shall not deprive the Barr Indemnitees of their right to indemnification, provided that the delay in the provision of such notice does not in any way prejudice Cephalon. It is understood and agreed, however, that if Cephalon has actual knowledge of the Proceeding for which indemnification is being sought within said six month period, then the failure by Barr to provide notice within the six month period shall not deprive the Barr Indemnitees of their right to indemnification.

(b)                                 Within ten (10) business days of Cephalon’s receipt of an Indemnification Notice from Barr, Cephalon shall provide a written acknowledgement to Barr (“Indemnification

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Acknowledgement”) in which Cephalon shall:  (i) agree that the Barr Indemnitees are entitled to indemnification under this Section in connection with the Proceeding; or (ii) dispute that the Barr Indemnitees are entitled to such indemnification.

(c)                                  During the thirty (30) day period following the date of an Indemnification Acknowledgement that reflects a dispute, Cephalon and Barr shall use good faith efforts to resolve the dispute. In the absence of an agreement, such dispute shall be resolved in accordance with Section 8.4 of this Agreement.

7.3                                 Barr shall have the right to select its own legal counsel in connection with such Proceeding, subject to Cephalon’s consent which shall not be unreasonably withheld. Barr shall notify and keep Cephalon apprised in writing of such Proceeding, and shall consider and take into account Cephalon’s reasonable interests and requests regarding such Proceeding. Cephalon shall have the right, in Cephalon’s sole discretion and at Cephalon’s expense, to join or otherwise participate in such Proceeding, with legal counsel selected by Cephalon. Notwithstanding the above, nothing in this Section shall be construed as limiting or interfering with Barr’s right to pursue its own interests in the conduct of such Proceeding.

7.4                                 In order to obtain payment for any indemnified expenses pursuant to this Section, Barr shall submit to Cephalon (either periodically while the Proceeding is ongoing, or after final disposition of such Proceeding) a statement of the expenses actually incurred by or on behalf of the Barr Indemnitees in connection with a Proceeding. Such statement shall include a copy of any invoices reflecting expenses for which Barr is seeking payment from Cephalon. Cephalon shall make payment to Barr within thirty (30) days after the receipt by Cephalon of each such statement from Barr.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7.5                                 In the event that either the FTC or the DOJ threatens to institute its own judicial or administrative proceeding against either of the parties related to this Agreement, the parties shall promptly meet in good faith to discuss the feasibility of possible modifications to this Agreement.

8.                                      MISCELLANEOUS

8.1                                 The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, heirs, and assigns.

8.2                                 No party shall assign any of its rights or obligations hereunder to any non-Affiliated third party without first obtaining the written consent of the other party hereto, which consent may not be unreasonably withheld.

8.3                                 The Agreement shall be interpreted in accordance with and governed by the law of the State of Delaware.

8.4                                 Cephalon and Barr agree that the United States District Court for the District of New Jersey shall be the proper and exclusive forum for any action to enforce this Agreement. Each party consents to the personal jurisdiction of that court for such purposes.

8.5                                 Notices under this Agreement shall be sent by overnight or first class mail, return receipt or other proof of delivery requested, to the following:

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

If to Cephalon:

Legal Department

Cephalon, Inc.

41 Moores Road

Frazer, PA  19355

Attn:  John E. Osborn

Sr. Vice President, General Counsel & Secretary

Telephone: (610) 738-6337

Fax:           (610) 738-6590

If to Barr:

Barr Laboratories, Inc.

400 Chestnut Ridge Road

Woodcliff Lake, NJ 07677

Attention:  President

Facsimile:  (201) 930-3335

8.6                                 This Agreement may not be modified, amended, supplemented, or repealed except by written agreement executed by duly authorized representatives of the parties.

8.7                                 This Agreement and its attachments represent the entire agreement between Cephalon and Barr with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements, proposals, or understandings, whether written or oral, between Cephalon and Barr with respect to that subject matter.

8.8                                 If one or more provisions of this Agreement are ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then the validity and enforceability of all other provisions of this Agreement shall not in any way be affected or impaired.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.9                                 No waiver of, failure of a party to object to, or failure of a party to take affirmative action with respect to any default, term, or condition of this Agreement, or any breach thereof, shall be deemed to imply or constitute a waiver of any other like default, term, or condition of this Agreement, or subsequent breach thereof.

8.10                           Nothing in this Agreement shall be construed so as to result in a license under, or waiver of, any right of a party, in each case, without an express license or waiver by such party in writing, either hereunder or in a separate writing signed by the parties. For the avoidance of doubt:

(a)                                  Nothing in this Agreement shall operate or be construed as granting Barr a license under, or any other rights with respect to, any patents owned by Cephalon other than the Listed Patents, except as specifically stated in Sections 3.4(b) and 3.6; and

(b)                                 Nothing in this Agreement shall operate or be construed as a waiver by Barr of any rights to challenge any patent owned by Cephalon other than [**].

8.11                           Cephalon and Barr have had all desired counsel, legal and otherwise, in entering into this Agreement, and do so in accordance with their own free acts and deeds. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and instruction of each of the parties, at arms length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to either party.

8.12                           Each party represents that it is duly existing; that it has the full power and authority to enter into this Agreement and the Modafinil License and Supply Agreement; that there are no other persons or entities whose consent to this Agreement and the Modafinil License

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and Supply Agreement or whose joinder herein or therein is necessary to make fully effective the provisions of this Agreement and the Modafinil License and Supply Agreement; that this Agreement and the Modafinil License and Supply Agreement do not and will not interfere with any other agreement to which it is a party and that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement and the Modafinil License and Supply Agreement.

8.13                           This Agreement may be signed in counterparts, each of which shall be deemed an original hereof, but all of which together shall constitute one and the same instrument.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Cephalon and Barr have executed this Agreement effective as of the date first written above.

CEPHALON, INC.		BARR LABORATORIES, INC.

By:	/s/ Frank Baldino, Jr., Ph.D.	By:	/s/ Paul M. Bisaro

Printed Name:	Frank Baldino, Jr., Ph.D.	Printed Name:	Paul M. Bisaro

Title:	Chairman and CEO	Title:	President

Date:	February 1, 2006	Date:	February 1, 2006

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.